Exhibit 10.7

Guaranty of PizzaRev Franchising, LLC

IN CONSIDERATION OF, and as an inducement for, PizzaRev Acquisition, LLC, a Delaware limited liability company (“Rev Acquisition”), entering into that certain Unit Purchase Agreement, dated as of August 30, 2021 (the “Purchase Agreement”), with Pie Squared Investment, LLC (“Squared Investment”), and Amergent Hospitality Group, Inc. (“AHG”), PizzaRev Franchising, LLC, a Delaware limited liability company (the “Guarantor”), does hereby absolutely and unconditionally guarantee the full payment of all monetary obligations (collectively, the “Guaranteed Obligations”) arising under or in connection with the Note (this and each other capitalized terms used but not defined herein shall have the meaning assigned thereto in the Purchase Agreement) in accordance with the terms of the Note.

1.       The obligation of Guarantor hereunder may be enforced against Guarantor whether or not Rev Acquisition first proceeds against AHG under the Note.

2.       Notwithstanding anything to the contrary herein, nothing in this Guaranty (this “Guaranty”) of Guarantor shall grant to Rev Acquisition any right of action against the Guarantor unless an Event of Default (as defined in the Note) has occurred and is continuing.

3.       Guarantor hereby consents that Rev Acquisition may, in its sole discretion, without affecting the liability of Guarantor, in whole or in part and as often as Rev Acquisition may wish (a) renew, extend, modify, accelerate, reduce the amount of, change the time for payment of, or otherwise change the terms of the Note, (b) waive, fail to enforce, settle, release (by operating of law or otherwise), compromise, collect or liquidate in any manner any of the Guaranteed Obligations, and/or (c) take and hold security for the payment of the Guaranteed Obligations.

4.       Guarantor shall have no right of subrogation and does hereby waive any right to participate in any security now or hereafter held by Rev Acquisition. Guarantor further does hereby waive any right to contribution from AHG.

5.       Rev Acquisition may, without notice, assign this Guaranty or the Note in whole or in part, and no assignment or transfer of this Guaranty or the Note shall operate to extinguish or diminish the liability of Guarantor hereunder. This Guaranty is binding on the Guarantor, and its successors and assigns.

6.        This Guaranty is governed by the laws of the State of Delaware.

7.       This Guaranty may not be changed, modified, discharged or terminated except by a written agreement signed by Guarantor and Rev Acquisition.

8.       Guarantor’s notice address is: 7621 Little Avenue, Suite 414, Charlotte, NC 28228. .

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IN WITNESS WHEREOF, Guarantor is signing this Guaranty as of August 30, 2021.

GUARANTOR:

PIZZAREV FRANCHISING, LLC

By:	/s/ Jim Kepple
Name:	Jim Kepple
Its:	Authorized Signatory